UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

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NEOLARA CORP.

(Exact name of registrant as specified in its charter)

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Wyoming	000-56687	98-1674969
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Contiguo a la Guardia de Asistencia Rural,

San Vito, Coto Brus,

Puntarenas, 60801, Costa Rica

+1 307 269 0177

neolaracorp@gmail.com

(Address of Principal Executive Offices) (Zip Code)

307-269-0177

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2025, Neolara Corp. (the “Company”) entered into a Cooperation Agreement with Lorittini LLC, a Wyoming limited liability company. The purpose of this Agreement is to establish a strategic business collaboration between the parties aimed at jointly exploring and developing innovative construction services, including the promotion and application of coconut fiber concrete technology.

Lorittini LLC is a private entity organized in the State of Wyoming, with its principal office located at 1621 Central Ave, Cheyenne, WY 82001. The cooperation will include non-exclusive collaboration in areas such as material construction, service development, and potential distribution of environmentally sustainable concrete mixtures. The parties have also agreed to cooperate in identifying and sharing customers in mutually beneficial markets.

This agreement does not involve the purchase or transfer of any assets or intellectual property. Lorittini LLC does not hold any patents. Instead, the agreement represents a mutual commitment to share knowledge, resources, customer access, and market presence for the enhancement of both parties’ positions in the green construction industry. A copy of the Cooperation Agreement will be filed as an exhibit to the Company’s next periodic report.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOLARA CORP.

Date: April 14, 2025	By:	/s/ Julio Antonio Quesada Murillo
	Name:	Julio Antonio Quesada Murillo
	Title:	Director

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